                                     BY-LAWS

                                       of

                         DREXEL INCOME SECURITIES, INC.

                            (A Delaware Corporation)

                      SECTION 1. MEETINGS OF STOCKHOLDERS

         Section 1.01. Place, Date and Time of Meeting. Meetings of the stockholders of the Corporation shall be held at such place, date and time as may be fixed by the Board of Directors. If the Board shall not fix a place for such meetings, they shall be held at the office of the Corporation in Philadelphia, Pennsylvania.

         Section 1.02. Annual Meeting. The annual meeting of stockholders, for the election of directors and the transaction of any other business which may be brought before the meeting, shall, unless the Board of Directors shall determine otherwise, be held at 2:00 P.M. on the third Thursday in June in each year, if not a legal holiday under the laws of Pennsylvania, and, if a legal holiday, then on the next day not a legal holiday.

         Section 1.03. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of either a majority of the Board of Directors or the holders of a majority of the capital stock of the Corporation then issued and outstanding and entitled to vote. Any such request shall state the purpose or purposes of the proposed meeting.

         Section 1.04. Notice of Meetings. Except as otherwise expressly required by law, notice of each meeting of stockholders, whether annual or special, shall be given, not less than ten nor more than fifty days before the date on which the meeting is to be held, to each stockholder of record entitled to vote thereat by delivering a notice thereof to him personally, or by mailing such notice in a postage prepaid envelope directed to him at his address as it appears on the books of the Corporation, unless he shall have filed with the Secretary a written request that notices intended for him be directed to him to another address, in which case such notice shall be directed to him at the address designated in such request. Notice shall be in writing and signed by the Secretary or an Assistant Secretary, and shall state the time when and the place where it is to be held. In the case of special meetings, the notice shall also indicate that it is being issued by or at the direction of the person or persons calling the meeting and shall state the purpose or purposes for which the meeting is called. Notice of any adjourned meeting of stockholders shall not be required to be given except where expressly required by law.

         Section 1.05. Organization. At every meeting of the stockholders, the President, or in his absence, a Vice President, or in the absence of the President and all the Vice Presidents, a chairman chosen by the stockholders, shall act as chairman; and the Secretary, or in his absence, a person appointed by the Chairman, shall act as Secretary.

         Section 1.06. Quorum; Voting. Except as otherwise specified herein or in the Certificate of Incorporation or as otherwise provided by law, (a) a quorum shall consist of the holders of a majority of the stock issued and outstanding and entitled to vote, and (b) when a quorum is present, all matters shall be decided by the vote of the holders of a majority of the stock having voting power present in person or by proxy.

         In each election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected in such election, shall be elected.

                              SECTION 2. DIRECTORS

         Section 2.01. Number and Term of Office. The number of directors of the Corporation shall be nine. Each director shall be elected for the term of one year and shall serve until his successor is elected and qualified.

         Section 2.02. Resignations; Vacancies. Any director may resign at any time by giving written notice to the Board of Directors, to the President or to the Secretary. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 2.03. Annual Meeting. Immediately after each annual election of directors, the Board of Directors shall meet for the purpose of organization, election of officers, and the transaction of other business, at the place where such election of directors was held. Notice of such meeting need not be given. In the absence of a quorum at said meeting, the same may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

         Section 2.04. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

         Section 2.05. Special Meetings; Notice. Special meetings of the Board of Directors may be called by the President, by a Vice President, or by two or more of the Directors, and shall be held at such time and place as shall be designated in the call for the meeting. Notice of each special meeting shall be given by mail, telegram, telephone or orally, by or at the direction of the person or persons authorized to call such meeting, to each director, not later than the day before the day on which such meeting is to be held.

         Section 2.06. Organization. At every meeting of the Board of Directors, the Chairman of the Board, if one has been selected and is present, and, if not, the President, or in the absence of the Chairman of the Board and the President, a Vice President, or in the absence of the Chairman of the Board, the President and all the Vice Presidents, a chairman chosen by a majority of the Directors present, shall preside; and the Secretary, or in his absence, a person appointed by the chairman, shall act as secretary.

         Section 2.07. Quorum; Voting. Four directors shall constitute a quorum for the transaction of business and, except as otherwise specifically provided by law or the Certificate of Incorporation, the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 2.08. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board, designate one or more committees of the Board of Directors, each consisting of two or more directors. To the extent provided in such resolution, such committee or committees shall have and may exercise, the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         Section 2.09. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the Board or committee, as the case may be, and such written consent its filed with the minutes of proceedings of the Board or committee.

         Section 2.10. Participation in Meetings. Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at such meeting.

         Section 2.11. Compensation of Directors. Each director shall be entitled to receive such compensation, if any, as may from time to time be fixed by the Board of Directors, including a fee, if any is so fixed, for each meeting of the Board or any committee thereof, regular or special, attended by him. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in travelling to and from the place of each meeting of the Board or any such committee.

         Section 2.12. Indemnification of Directors, Officers, Employees and Agents.

                       (a) Subject to subsection (e), the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving with another corporation, partnership, joint venture, trust or other enterprise at the request of the Corporation (i) as a director or officer, or (ii) if such person is a director or officer of the Corporation, as an employee or agent, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) Subject to subsection (e), the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving with another corporation, partnership, joint venture, trust or other enterprise at the request of the Corporation (i) as a director or officer, or (ii) if such person is a director or officer of the Corporation, as an employee or agent, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or other court shall deem proper.

                  (c) To the extent that any person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in, connection therewith.

                  (d) Any indemnification under subsection (a) or (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that (i) such indemnification complies with subsection (e) and (ii) indemnification of the person is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (a) or (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  (e) Notwithstanding any other provisions of this section, including without limitation subsection (g), no director or officer of the Corporation shall be indemnified by the Corporation against any liability to the Corporation or holders of its Common Stock by reason of his willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                  (f) Expenses of preparation and presentation of the defense to a civil or criminal action, suit or proceeding nay be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the person seeking indemnification guaranteed by a surety bond issued by an insurance company qualified to do business in the Commonwealth of Pennsylvania to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

                  (g) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute or vote of stockholders or disinterested directors, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                              SECTION 3. OFFICERS

         Section 3.01. Number. The officers of the Corporation shall be a President, a Secretary, a Treasurer, and may include a Chairman of the Board and one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors may from time to time determine.

         Section 3.02. Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors at its annual meeting, but the Board may elect officers or fill vacancies among the officers at any other meeting. Subject to earlier termination of office, each officer shall hold office for one year and until his successor shall have been elected and qualified.

         Section 3.03. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3.04. Removal. Any officer elected by the Board of Directors may be removed at any time by the vote of a majority of the Board of Directors.

         Section 3.05. Chairman of the Board. If there is a Chairman of the Board, he shall preside at the meetings of the Board. Such Chairman shall also perform such other duties as may be specified by the Board from time to time and as do not conflict with the duties of the President.

         Section 3.06. The President. The President shall be the chief executive officer of the corporation and shall have general supervision over the business and operations of the Corporation, subject, however, to the control of the Board of Directors. He shall sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts, and other instruments authorized by the Board, except in cases where the signing and execution thereof shall be delegated by the Board to some other officer or agent of the Corporation; and, in general, he shall perform all duties incident to the office of President, and such other duties as from time to time may be assigned to him by the Board.

         Section 3.07. The Vice Presidents. In the absence or disability of the President or when so directed by the President, any Vice President designated by the Board of Directors may perform all the duties of the President, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President; provided, however, that no Vice President shall act as a member of or as chairman of any special committee of which the President is a member or chairman by designation or ex-officio, except when designated by the Board. The Vice Presidents shall perform such other duties as from time to time may be assigned to them respectively by the Board or the President.

         Section 3.08. The Secretary. The Secretary shall record all the votes of the stockholders and of the directors and the minutes of the meetings of the stockholders and of the Board of Directors in a book or books to be kept for that purpose; he shall see that notices of meetings of the stockholders and the Board are given and that all records and reports are properly kept and filed by the Corporation as required by law; he shall be the custodian of the seal of the Corporation and shall see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, he shall perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned to him by the Board or the President.

         Section 3.09. Assistant Secretaries. In the absence or disability of the Secretary or when so directed by the Secretary, any Assistant Secretary may perform all the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the President, or the Secretary.

         Section 3.10. The Treasurer. Subject to the provisions of any contract which may be entered into with any custodian pursuant to authority granted by the Board of Directors, the Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of its funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts, and warrants in its name and on its behalf and to give full discharge for the same; he shall deposit all funds of the Corporation, except such as may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, he shall perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Board or the President.

         Section 3.11. Assistant Treasurers. In the absence or disability of the Treasurer or when so directed by the Treasurer, any Assistant Treasurer may perform all the duties of the Treasurer, and, when so acting, shall have all the powers of and be subject to all the restrictions upon, the Treasurer. The Assistant Treasurers shall perform all such other duties as from time to time may be assigned to them respectively by the Board of Directors, the President or the Treasurer.

         Section 3.12. Compensation of Officers and Others. The compensation of all officers shall be fixed from time to time by the Board of Directors, or any committee or officer authorized by the Board so to do. No officer shall be precluded from receiving such compensation by reason of the fact that he is also a director of the Corporation.

                    SECTION 4. STOCK CERTIFICATES; TRANSFERS

         Section 4.01. Stock Certificates. Every stockholder shall be entitled to a stock certificate or certificates in such form as the Board of Directors shall prescribe certifying the number of shares of capital stock of the Corporation owned by the stockholder. Stock certificates shall be signed by the President or a Vice President and by the Secretary or the Treasurer or an Assistant Secretary or Assistant Treasurer of the Corporation, but, to the extent permitted by law, such signatures may be facsimiles, engraved or printed.

         Section 4.02. Transfers of Stock. Transfers of stock shall be made on1y on the books of the Corporation by the owner thereof or by his attorney thereunto authorized. The Corporation shall impose no restrictions upon the transfer of its stock, except that this sentence shall not prevent the charging of the customary transfer agent fee.

         Section 4.03. Closing of Transfer Books. The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date for payment of any dividend or other distribution or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix, in advance, a date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to any other action, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting or any adjournment thereof, or entitled to receive payment of any dividend or other distribution, to receive any allotment of rights, to exercise rights in respect of any change, conversion or exchange of capital stock, or to give any consent of stockholders for any purpose, and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting or any adjournment thereof, or entitled to receive payment of such dividend or other distribution, to receive such allotment of rights, to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

         Section 4.04. Registered Stockholders. The Corporation shall be entitled to recognize, for all purposes, the person registered on its books as the owner of a share or shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

         Section 4.05. Transfer Agent and Registrar; Regulations. The Corporation may, if and whenever the Board of Directors so determines, maintain, in the State of Delaware or any other state of the United States, one or more transfer offices or agencies, each in charge of a Transfer Agent designated by the Board, where the stock of the Corporation shall be transferable. If the Corporation maintains one or more such transfer offices or agencies, it also may, if and whenever the Board of Directors so determines, maintain one or more registry offices, each in charge of a Registrar designated by the Board, where such stock shall be registered. No certificates for stock of the Corporation in respect of which a Transfer Agent shall have been designated shall be valid unless countersigned by such Transfer Agent, and no certificates for stock of the Corporation in respect of which both a Transfer Agent and a Registrar shall have been designated shall be valid unless countersigned by such Transfer Agent and registered by such Registrar. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates.

         Section 4.06. Lost, Destroyed and Mutilated Certificates. The Board of Directors, by standing resolution or by resolutions with respect to particular cases, may authorize the issue of new stock certificates in lieu of stock certificates lost, destroyed or mutilated, upon such terms and conditions as the Board may direct.

                         SECTION 5. GENERAL PROVISIONS

         Section 5.01. Distributions. Distributions upon the Common Stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Subject to the provisions of the Certificate of Incorporation, distributions may be paid in cash, in property, or in shares of the capital stock of the Corporation.

                  Before payment of any distribution, there may be set aside out of any funds of the Corporation available for distribution such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing distributions, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

         Section 5.02. Reports. The Corporation shall transmit to its stockholders, at least semi-annually, unaudited or audited reports of its financial condition and, annually, reports audited by independent public accountants.

         Section 5.03. Investment Advisory or Management Contract. Any investment advisory or management contract under which the Corporation operates shall provide that it cannot be amended (as to matters affecting substance), assigned, transferred, sold or in any manner hypothecated or pledged without the affirmative vote or written consent of the holders of a majority of the outstanding Common Stock of the Corporation. In the event of the cancellation or expiration by its own terms of any such contract, no new investment advisory or management contract shall become effective without the affirmative vote or written consent of the holders of a majority of the outstanding Common Stock of the Corporation, except as shall be otherwise permitted by the Securities and Exchange Commission under the Investment Company Act of 1940. As used in this Section, the term "a majority of the outstanding Common Stock of the Corporation" means the lesser of (1) 67% of the Corporation's Common Stock present at a meeting if the holders of more than 50% of the outstanding Common Stock are present in person or by proxy, or (2) more than 50% of the outstanding Common Stock of the Corporation.

         Section 5.04. Trading in Securities. Neither the investment adviser nor any officer or director thereof, nor any officer or director of the Corporation, shall take a long or short position in the Common Stock issued by the Corporation, except as permitted by applicable laws and regulations; provided, that the foregoing shall not prevent the purchase from the Corporation of its Common Stock by the officers or directors of the Corporation or of the investment adviser or by the investment adviser at the applicable public offering price provided there is on file with the securities commissions of such states as may require the same an undertaking by the Corporation that such purchases will be permitted for investment purposes only and that any sales of Common Stock issued by the Corporation by such persons less than two months after the date of purchase thereof will be immediately reported to such securities commissions.

         Section 5.05. Transactions with Officers and Directors. The directors and officers of the Corporation and of the investment adviser of the Corporation shall have no dealings for or on behalf of the Corporation with themselves, as principal or agent, or with any corporation or partnership in which they have a financial interest, provided, however, that this section shall not prevent (a) such officers and directors from having a financial interest in the Corporation or in the investment adviser of the Corporation; (b) the purchase or the sale of securities by the Corporation through a securities dealer one or more of whose partners, officers, or directors is an officer or director of the Corporation (if such transactions are handled in the capacity of broker only and if the commissions and charges do not exceed the customary charges for such service);
(c) the employment of legal counsel, underwriter, registrar, transfer agent, dividend disbursing agent or custodian having a partner, officer or director who is an officer or director of the Corporation (if only customary fees are charged for the services rendered to or for the benefit of the Corporation); and (d) the purchase or sale by the Corporation of securities of an issuer having an officer, director or substantial security holder who is an officer or director or a member of an advisory or portfolio committee of the Corporation or an officer or director of the investment adviser, provided, that the officer or director or committee member concerned abstains from participating in any decision made on behalf of the Corporation to purchase or sell any securities of such issuer, and provided further, that no such purchase shall be made if one or more of such officers or directors owns beneficially more than 1/2 of 1% of the shares or securities, or both, of such issuer and such officers and directors owning more that 1/2 of 1% of such shares or securities together own beneficially more than 5% of such shares or securities.

         Section 5.06. Custodian. The Corporation may act as its own custodian for the safekeeping of cash and securities or it may designate a custodian or custodians other than itself to so act, provided that any custodian shall meet the requirements of the Investment Company Act of 1940.

                             SECTION 6. AMENDMENTS

         Section 6.01. By Stockholders. These by-laws may be amended or repealed at any regular meeting of the stockholders, or at any special meeting thereof if notice of such amendment or repeal be contained in the notice of such special meeting, by vote of the holders of the lesser of (1) 67% of the Common Stock of the Corporation present at a meeting if the holders of more than 50% of the outstanding Common Stock are present in person or by proxy, or (2) more than 50% of the outstanding Common Stock of the Corporation.

         Section 6.02. By Directors. These by-laws may be amended or repealed at any regular meeting of the Board of Directors, or at any special meeting thereof if notice of such amendment or repeal be contained in the notice of such special meeting.